NEWS RELEASE
Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

Gryphon Gold Provides Third Quarter Fiscal 2012 Financial Results and an Update on the Borealis Gold Project

CARSON CITY, NV, February 23, 2012 - Gryphon Gold Corporation (GGN: TSX; GYPH: OTCBB) a gold exploration, development and production company focused on the Borealis project in Nevada today provided a review of the financial results for its fiscal 2012 third quarter ended December 31, 2011, and an update on the Borealis Project. Unless otherwise indicated, all dollars amounts are in United States dollars.

James T. O’Neil Jr., Interim CEO for Gryphon Gold Corp. noted, “We are encouraged with the progress we are making on our Borealis Project by overcoming the initial issues we had faced with our start up. We have addressed our pumping issues and are now on track to advancing our production through the leach process with the addition of an in-line booster pump. The booster pump should enable us to achieve design flow requirements for moving leach solution onto the pad. In addition, construction of the Adsorption Desorption Recovery (“ADR”) plant is expected to be completed in early March and is expected to be operational by the end of March. We continue to find ways to reduce costs and control cash requirements as we work toward the production and sale of gold to fund operations. For example, we are reviewing all of our contracts and outsourced services and have renegotiated or cancelled several contracts.” He added, “During February thus far, we have shipped loaded carbon containing approximately 500 ounces of gold.” The Borealis Project is coming back on track to return the historic heap leach operations to production using previously mined dumps and heaps which is expected to be provide approximately ten to twelve months of production. Gryphon Gold plans to expand its exploration and development of the previously identified ore bodies once sufficient cash is generated from production.

THIRD QUARTER FISCAL 2012 FINANCIAL RESULTS

For the three months ended December 31, 2011, Gryphon Gold reported a net loss of $1,155,027, or $0.006 per share, from continuing operations compared with a net loss of $655,013, or $0.007 per share, from continuing operations in the same period in the prior year. Construction of the project began in June 2011 and the leaching cycle began in late September 2011 with the first shipment of loaded carbon in October 2011.

During the third quarter a total of 199,674 tons of material was placed on the heap leach pad for processing. The material was estimated to contain 6,223 ounces of gold and estimated to recover approximately 2,800 ounces of gold. The Company sold loaded carbon containing 605 ounces of gold compared with no sales in the same period of the previous year. The approximate average settlement price was $1,700 per ounce of gold.

During the quarter ended December 31, 2011, the Company had an exploration refund of $26,394 as a result of a refund of $63,920 from the Bureau of Land Management for claim maintenance fees, which were expensed in the prior year. Reduced exploration expenses when compared with exploration expenses of $115,930 in the third quarter fiscal 2011 were the result of redirected resources towards the commencement of production. A majority of those costs incurred were capitalized as construction in progress.

Gryphon Gold Provides Third Quarter Fiscal 2012 Financial Results and an Update on the Borealis Gold Project
February 23, 2012

Salaries and consulting fees in the fiscal 2012 third quarter were $364,297 compared with $303,421 incurred in the same period the prior year primarily due to non-cash compensation expense related to stock options increasing $39,577.

Interest expense, net of capitalized interest, was $381,212 in the quarter ended December 31, 2011 compared with $123 in the same period in the prior year on higher debt levels.

YEAR-TO-DATE DECEMBER 31, 2011 FINANCIAL RESULTS

For the nine months ended December 31, 2011, the Company had a loss from continuing operations of $2,542,949, or $0.014 per share, which was equivalent to its net loss for the period. For the nine-month period of fiscal 2011, the Company had a loss from continuing operations of $2,495,617, or $0.028 per share, and net income of $635,708 or $0.007 per share, from discontinued operations. Total loss per share for the fiscal 2011 nine-month period was $0.021.

During the nine months ended December 31, 2011, a total of 243,970 tons of material was placed on the heap leach pad for processing. The material was estimated to contain 7,886 ounces of gold and estimated to recover approximately 3,548 ounces of gold. We sold loaded carbon containing 605 ounces of gold compared with no sales in same period of the previous year. The approximate average settlement price was $1,700 per ounce of gold.

Exploration expenses during the nine months ended December 31, 2011 were $68,860 compared with $694,358 in the prior year. The decrease was due to Company resources being redirected towards commencement of production, with a majority of those costs incurred being capitalized as construction in progress.

Salaries and consulting fees in the nine months ended December 31, 2011 were $836,465 compared with $845,552 incurred in the 2010 nine-month period. Total non-cash compensation expense due to the recognition of costs related to stock options was $181,401 fiscal 2011 nine-month period, compared with $142,022 in the nine months ended December 31, 2010.

Interest expense, net of capitalized interest, was $466,814 in the nine months ended December 31, 2011 compared with $997 in the same period in the prior year.

ADVANCING TOWARD PRODUCTION: CORPORATE OUTLOOK

As of December 31, 2011, the Company had cash on hand of $1.3 million. This declined to $310,000 as of February 17, 2012, but was up from $250,000 as of February 2, 2012 when cash balances were last reported. As a result of a new gold on carbon sale agreement, Gryphon Gold anticipates receiving additional payments from loaded carbon shipped in the month of February and which is expected to contain approximately 500 ounces of gold. In addition, the Company is exploring interim financing arrangements.

Mr. O’Neil concluded, “We are encouraged with the improvements in operations we have been able to achieve in the last few weeks and believe we will be in a position of sufficient financial strength to complete the ADR, as we work to improve the leach process and pregnant solution builds up on the heap leach pad. Clearly, we have to balance the sale of loaded carbon with our need for sufficient carbon to process through the ADR as it comes on line. Importantly, the heap leach process is now moving toward design capacity. From the time the ADR comes on line, we anticipate that there will be an 8 to 12 day period for the stripping process and conversion to doré. Once converted, the gold doré will be shipped to a refiner where it is assayed and refined for determination of gold content and sale value. Our focus continues to be on achieving positive cash flow as soon as possible.”

Gryphon Gold Provides Third Quarter Fiscal 2012 Financial Results and an Update on the Borealis Gold Project
February 23, 2012

THIRD QUARTER CONFERENCE CALL

The Company will host a conference call to discuss its results and progress in advancing the Borealis project on Friday, February 24, 2012 at 4:30 p.m. ET.

The teleconference call can be accessed by dialling (201) 689-8560.

A telephonic replay will be available from 7:30 p.m. Eastern Time the day of the teleconference until Friday, March 2, 2012. To listen to a replay of the call, dial (858) 384-5517 and enter replay pin number 389536.

For further information please contact:

James T. O’Neil Jr., CFO and Interim CEO
1-775-883-1456 joneil@gryphongold.com

Lisanna Lewis, Vice President, Treasurer
1-604-261-2229 llewis@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is in the business of acquiring, exploring, and developing gold properties in the United States, emphasizing the State of Nevada. The Company’s primary focus is on the advancement of its Borealis property, located in Nevada’s Walker Lane Gold Belt (the “Borealis Property”). The plan for the Borealis Property is to advance the development of the oxide heap leachable gold and silver to the production stage and to further expand and develop the significant sulphide resource through exploration, metallurgical design and sulphide project permitting and development. The Borealis Property is unpatented mining claims (including claims leased to the Company’s wholly owned subsidiary) of approximately 20 acres each, totaling about 15,020 acres, which has successful past production.

Safe Harbor Statement

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to, statements relating to the Company’s assessment of improvements to its leach process, anticipated cost reductions, timing of its ADR plant construction, control of its cash requirements, estimates of gold loaded on carbon, expected production using historic dumps and heaps and support of production to satisfy cash requirements, anticipated payments from previously shipped loaded carbon, expected financial strength to complete the ADR, estimated processing time of the ADR and their statements that are not historical facts..

Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that additional financing may be required and, if so, may not be available on terms satisfactory to the Company if at all, risks associated with mining operations, and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Company’s annual report on Form 10-K for the year ended March 31, 2011, and interim report on Form 10Q for the period ended December 31, 2011, as filed with the SEC and Canadian securities administrators and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.